EXHIBIT 23 (b)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation with respect to the financial statements and schedules of the Eaton Savings Plan included in the Plan’s Annual Report (Form 11-K), for the year ended December 31, 2006, filed with the Securities and Exchange Commission.
/s/ MEADEN & MOORE, LTD.
Cleveland, Ohio
November 9, 2007